Exhibit 21.1

Subsidiaries
Atlantic Power Holdings, Inc	Delaware
Atlantic Power Generation, Inc	Delaware
Atlantic Power Transmission, Inc	Delaware
Harbor Capital Holdings, LLC	Delaware
Epsilon Power Funding, LLC	Delaware
Teton Power Funding, LLC	Delaware
Epsilon Power Partners, LLC	Delaware
Chambers Cogeneration Limited Partnership	Delaware
Atlantic Path 15 Transmission, LLC	Delaware
Path 15 Funding TV	Delaware
Path 15 Funding KBT	Delaware
Path 15 Funding, LLC	Delaware
Atlantic Holdings Path 15, LLC	Delaware
Atlantic Path 15, LLC	Delaware
Auburndale Power Partners, LLC	Delaware
Auburndale GP, LLC	Delaware
Auburndale LP, LLC	Delaware
Auburndale Holdings, LLC	Delaware
Atlantic Auburndale, LLC	Delaware
Atlantic Renewables Holdings, LLC	Delaware
Javelin Energy LLC	Delaware
Javelin Holdings, LLC	Delaware
Javelin Gregory General Corporation	Delaware
Gregory Holdings #1 LLC	Delaware
Gregory Power Partners, L.P.	Texas
Delta Person, LLC	Delaware
Teton East Coast Generation, LLC	Delaware
Badger Creek LTD	Texas
Badger Power Associates LP	Delaware
Badger Power Generation I, LLC	Delaware
Badger Power Generation II, LLC	Delaware
Pasco Cogen, LTD	Florida
Dade Investment, LP	Delaware
NCP Pasco LP	Delaware
NCP Dade Power, LLC	Delaware
Selkirk Cogen Partners LP	Delaware
Teton Selkirk, LLC	Delaware
Orlando Cogen Limited LP	Delaware
Orlando Power Generation I, LLC	Delaware
Orlando Power Generation II, LLC	Delaware
Lake Cogen Ltd	Florida
Lake Investment LP	Delaware
NCP Gem LLC	Delaware
NCP Lake Power LLC	Delaware
Teton New Lake LLC	Delaware
Koma Kulshan Associates LP	California
Concrete Hydro Partners LP	Minnesota

Mt Baker Corporation	Minnesota
Baker Lake Hydro LLC	Delaware
Olympia Hydro LLC	Delaware
AP Onondaga	Delaware
Onondaga Renewables, LLC	Delaware
MP Cogen LLC	Delaware
MP Power LLC	Delaware
Rollcast Energy, Inc.	North Carolina
Atlantic Idaho Wind Holdings, LLC	Delaware
Atlantic Idaho Wind A, LLC	Delaware
Atlantic Idaho Wind C, LLC	Delaware
Idaho Wind Partners 1, LLC	Delaware
Atlantic Piedmont Holdings, LLC	Delaware
Piedmont Green Power, LLC	Delaware
Atlantic Cadillac Holdings	Delaware
Cadillac Renewable Energy	Delaware
Atlantic Power Services, LLC	Delaware
Atlantic Power Services Canada LP	British Columbia